UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

Amendment No. 3

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SINOVAC BIOTECH LTD.

(Exact name of registrant as specified in its charter)

Antigua, West Indies	Not Applicable
(State or other jurisdiction	(I.R.S. Employer Identification
of incorporation or organization)	Number)

No. 39 Shangdi Xi Road, Haidian District, Beijing 100085 People’s Republic of China	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered ___________________________________	Name of each exchange on which each class is to be registered __________________________________
Preferred Share Purchase Rights	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered

Reference is hereby made to (i) the Registration Statement on Form 8-A filed by Sinovac Biotech Ltd., an Antigua and Barbuda company (the “Company”), with the Securities and Exchange Commission (the “SEC”) on March 29, 2016 (the “Registration Statement”), relating to the Rights Agreement, dated as of March 28, 2016 (the “Original Rights Agreement”), between the Company and Pacific Stock Transfer Company, as rights agent (the “Rights Agent”), (ii) Amendment No. 1 to the Registration Statement filed by the Company with the SEC on Form 8-A/A on March 24, 2017 (the “Registration Statement Amendment No. 1”), relating to the Rights Agreement, as amended by the Amendment to the Rights Agreement, dated as of March 24, 2017, between the Company and the Rights Agent (the “First Rights Agreement Amendment”), and (iii) Amendment No. 2 to the Registration Statement filed by the Company with the SEC on Form 8-A/A on June 30, 2017 (the “Registration Statement Amendment No. 2”, together with the Registration Statement Amendment No. 1, the “Prior Registration Statement Amendments”), relating to the Rights Agreement, as amended by the Second Amendment to the Rights Agreement, dated as of June 26, 2017, between the Company and the Rights Agent (the “Second Rights Agreement Amendment”, together with the First Rights Agreement Amendment, the “Prior Rights Agreement Amendments”). The Original Rights Agreement, as amended by the Prior Rights Agreement Amendments, is referred to herein as the “Rights Agreement.” Each of the Registration Statement and the Prior Registration Statement Amendments is hereby incorporated herein by reference.

On March 6, 2018, the Company entered into the Third Amendment to the Rights Agreement with the Rights Agent (the “Third Rights Agreement Amendment”) to extend the expiration date of the rights contained therein from March 27, 2018 to March 27, 2019.

The foregoing summaries of the Rights Agreement and Third Rights Agreement Amendment are qualified in their entirety by reference to (i) the full text of the Third Rights Agreement Amendment, which was filed as Exhibit 4.1 to the Company’s Form 6-K filed with the SEC on March 6, 2018 and is incorporated herein by reference; (ii) the Original Rights Agreement and the summary of its material terms which were filed with the SEC on Form 6-K on March 29, 2016 and are incorporated herein by reference; (iii) the First Rights Agreement Amendment and the summary of its material terms which were filed with the SEC on Form 6-K on March 24, 2017; and (iv) the Second Rights Agreement Amendment and the summary of its material terms which were filed with the SEC on Form 6-K on June 30, 2017 are incorporated herein by reference.

Item 2. Exhibits

1.	Third Amendment to Rights Agreement, dated as of March 6, 2018, between Sinovac Biotech Ltd. and Pacific Stock Transfer Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Report on Form 6-K dated March 6, 2018 of Sinovac Biotech Ltd.)

2.	Second Amendment to Rights Agreement, dated as of June 26, 2017, between Sinovac Biotech Ltd. and Pacific Stock Transfer Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Report on Form 6-K dated June 30, 2017 of Sinovac Biotech Ltd.)

3.	Amendment to Rights Agreement, dated as of March 24, 2017, between Sinovac Biotech Ltd. and Pacific Stock Transfer Company, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Report on Form 6-K dated March 24, 2017 of Sinovac Biotech Ltd.)

4.	Rights Agreement, dated as of March 28, 2016, between Sinovac Biotech Ltd. and Pacific Stock Transfer Company, as Rights Agent, which includes the Form of Certificate of Designations of Series A Junior Participating Preferred Shares as Exhibit A, the Form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (incorporated by reference to Exhibit 4.1 of the Report on Form 6-K dated March 29, 2016 of Sinovac Biotech Ltd.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SINOVAC BIOTECH LTD.

By:	/s/ Nan Wang
Name: Nan Wang
Title: Chief Financial Officer

Date: March 6, 2018